    As filed with the Securities and Exchange Commission on February 26, 2007
                                                     Registration No. 333-92095

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

               Post-Effective Amendment No. 1 to Form S-8
                         REGISTRATION STATEMENT
                                 Under
                   THE SECURITIES ACT OF 1933

                            SCOTTISH POWER PLC
          (Exact name of registrant as specified in its charter)

              Scotland                                      None
       (State or other jurisdiction                     (IRS Employer
     of incorporation or organization)               Identification No.)

             1 Atlantic Quay
              Glasgow G2 8SP
              United Kingdom                                None
           (Address of Principal                         (Zip Code)
            Executive Offices)

          PACIFICORP K PLUS EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                                       and
        PACIFICORP COMPENSATION REDUCTION PLAN DATED DECEMBER 1, 1994
                     (as amended through Amendment No. 5)

                           (Full title of the plan)

                                _____________

                                PacifiCorp
                             825 NE Multnomah
                        Portland, Oregon 97232-4116
                       Attention: Benefits Department
                    (Name and address of agent for service)

                             (503) 813-5000
       (Telephone number, including area code, of agent for service)

                             ___________________

                                Explanatory Note

       On December 3, 1999, Scottish Power plc (the "Registrant") filed a
Registration Statement on Form S-8 (Registration No. 333-92095) which registered 35,717,000 Scottish Power plc ordinary shares reserved for issuance under three plans of its indirect, wholly owned subsidiary, PacifiCorp.  The
Registrant also registered an indeterminate amount of plan interests under the
PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the "401(k) Plan")
and under the PacifiCorp Compensation Reduction Plan dated December 1, 1994
(the "Compensation Reduction Plan").

       In connection with the sale of all of the outstanding shares of Common
Stock of PacifiCorp to MidAmerican Energy Holding Company, which closed on
March 21, 2006, the Registrant's American Depositary Shares (each of which comprises four ordinary shares of the Registrant) are no longer being offered under the 401(k) Plan or under the Compensation Reduction Plan.  This post-effective Amendment No. 1 to the Registration Statement on Form S-8
deregisters all 401(k) Plan interests and all Compensation Reduction Plan interests.

                                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glasgow, Scotland on February 26, 2007.

                            Scottish Power plc
                            (Registrant)

                           By:      /s/ Simon Lowth
                           Name:    Simon Lowth
                           Title:   Finance Director

           Authorized Representative in the United States

PacifiCorp:

By:      /s/ David J. Mendez
Name:    David J. Mendez
Title:   Senior Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, the trustees
(or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on
February 26, 2007.

PACIFICORP K PLUS EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                         By:      /s/ Erich D. Wilson
                         Name:    Erich D. Wilson
                         Title:   Director, Human Resources